UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 06, 2023

Regional Management Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35477	57-0847115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B
Greer, South Carolina		29651
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 864 448-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 6, 2023, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”) adopted the Regional Management Corp. Executive Severance and Change in Control Plan (the “Severance Plan”). The Severance Plan is designed to attract and retain qualified executives and attempt to assure the present and future continuity, objectivity, and dedication of management in the event of a change in control of the Company (“CIC”). The Severance Plan supersedes employment agreements (the “Employment Agreements”) that had been in effect with certain executive officers, including the Company’s named executive officers, which Employment Agreements were either terminated in connection with the establishment of the Severance Plan or had previously expired in accordance with their terms.

The effective date of the Severance Plan is April 6, 2023. The initial term of the Severance Plan expires on the third anniversary of the effective date, although the Board or the Committee may extend the term until such date as the Board or the Committee may establish.

As a condition to participation in the Severance Plan, participants must enter into a Participation Agreement (each, a “Participation Agreement”), which specifies a participant’s levels, or multiples, of potential severance benefits and contains other terms and conditions related to participation in the Severance Plan.

The Committee has selected certain senior executive officers of the Company to participate in the Severance Plan, including the Company’s named executive officers: Robert W. Beck, President and Chief Executive Officer; Harpreet Rana, Executive Vice President and Chief Financial Officer; John D. Schachtel, Executive Vice President and Chief Operating Officer; Brian J. Fisher, Executive Vice President and Chief Strategy and Development Officer; and Manish Parmar, Executive Vice President and Chief Credit Risk Officer.

In the event of the termination of a participant’s employment other than in connection with a CIC as a result of a “qualifying termination,” which is a termination of the participant’s employment by the participant for good reason (as defined in the Severance Plan) or by the Company for any reason other than for cause (as defined in the Severance Plan), death, or disability (as defined in the Severance Plan), the participant will be entitled to receive the following benefits, subject to compliance with the restrictive covenants contained in the Severance Plan and executing a waiver and release: (i) accrued but unpaid base salary through the participant’s termination date (as defined in the Severance Plan); (ii) a severance payment equal to the sum of (X), an amount equal to the severance multiple (as defined the Severance Plan), multiplied by the participant’s base salary in effect on the termination date, to be paid over the severance period (as defined in the Severance Plan), and (Y), an amount equal to the severance multiple, multiplied by the participant’s average bonus (as defined in the Severance Plan) as determined as of the termination date, to be paid over the severance period; (iii) a pro rata portion of the annual bonus for the year in which the participant’s termination date occurs (the “pro rata bonus”), to the extent earned, plus, if the participant’s termination occurs after year-end but before the annual bonus for the preceding year is paid, the annual bonus for the preceding year (the “prior bonus”), to the extent earned; and (iv) reimbursement of COBRA premiums during the severance period if COBRA coverage is timely elected. In this context, the severance multiple for Mr. Beck is two, and, for the other named executive officers, the severance multiple is one. The severance period for Mr. Beck is 24 months, and the severance period for the other named executive officers is 12 months.

In addition, if a participant’s employment is terminated as a result of a qualifying termination within one year after a CIC or within six months before a CIC, the participant will be entitled to receive the following benefits, subject to compliance with the restrictive covenants contained in the Severance Plan and executing a waiver and release: (i) accrued but unpaid base salary through the participant’s termination date; (ii) a severance payment equal to the sum of (X), an amount equal to the CIC severance multiple (as defined the Severance Plan), multiplied by the participant’s base salary in effect on the termination date, to be paid over the severance period, and (Y), an amount equal to the CIC severance multiple, multiplied by the participant’s average bonus as determined as of the termination date, to be paid over the severance period; (iii) a pro rata bonus, to the extent earned, plus the prior bonus, to the extent earned; and (iv) reimbursement of COBRA premiums for the severance period if COBRA coverage is timely elected. In this context, the CIC severance multiple for Mr. Beck is two, and, for the other named executive officers, the CIC severance multiple is two. The severance period for Mr. Beck is 24 months, and the severance period for the other named executive officers is 12 months.

Under the Severance Plan, if a participant’s employment is terminated by reason of disability, the participant will be entitled to receive the following benefits, subject to compliance with the restrictive covenants contained in the Severance Plan and executing a waiver and release: (i) accrued but unpaid base salary through the participant’s termination date; (ii) a severance payment equal to the sum of (X), an amount equal to the severance multiple, multiplied by the participant’s base salary in effect on the termination date, to be paid over the severance period, and (Y), an amount equal to the severance multiple, multiplied by the participant’s average bonus as determined as of the termination date, to be paid over the severance period; (iii) a pro rata bonus, to the extent earned, plus a prior bonus, to the extent earned; and (iv) reimbursement of COBRA premiums for the severance period if COBRA coverage is timely elected. In this context, the severance multiple for Mr. Beck is two, and, for the other named executive officers, the severance multiple is one. The severance period for Mr. Beck is 24 months, and the severance period for the other named executive officers is 12 months.

The Severance Plan also provides for specified payments by the Company if a participant’s employment is terminated by reason of death, by the Company for cause, or by the participant without good reason (and the termination is not due to any of the preceding events). Any equity or other long-term incentive awards held by a participant will be subject to the terms of the applicable stock plan and award agreement, unless a Participation Agreement provides otherwise. Payment of severance and other benefits to a participant under the Severance Plan is subject to the participant’s compliance with certain confidentiality, return of Company property, non-diversion, non-solicit of competitive business services through or from loan sources, non-compete, non-solicit, and non-disparagement provisions during employment, following termination of employment with the Company, and/or for the restricted period (as defined in the Severance Plan), as provided in the Severance Plan. The restricted period for Mr. Beck is two years, and the restricted period for the other named executive officers is one year. Severance and other benefits under the Severance Plan will be subject to any forfeiture and recoupment under the plan if a participant does not comply with the restrictive covenants in the Severance Plan and may be subject to forfeiture or recoupment under any applicable “claw back” or similar policy or arrangement adopted by the Committee or Board, and any similar provisions under applicable law.

The foregoing description of the Severance Plan is only a summary of the Severance Plan and is qualified in its entirety by reference to the full text of the Severance Plan included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d). Exhibits.

Exhibit No.	Description
10.1	Regional Management Corp. Executive Severance and Change in Control Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date:	April 10, 2023	By:	/s/ Harpreet Rana
Harpreet Rana Executive Vice President and Chief Financial Officer